Exhibit 10.12.M

Deed of Variation to
Working Capital Facility Agreement

Openmarkets Group Pty Ltd ACN 660 155 000
 the Borrower

and

Enhanced Investments Pty Ltd ACN 639 583 930
the Lender

Deed of Variation to
Working Capital Facility Agreement

DATE:	16TH APRIL 2024

PARTIES

OPENMARKETS GROUP PTY LTD ACN 660 155 000 (“Borrower”);

ENHANCED INVESTMENTS PTY LTD ACN 639 583 930 (“Lender”).

RECITALS

A.	The Lender and TradeFloor Holdings Pty Ltd (ACN 603 342 329) have entered into a Working Capital Facility Agreement dated 15 May 2020, which was novated to the Borrower on 12 October 2023 and was varied on 14 January 2021, 1 February 2022, 22 March 2022, 7 July 2022, 3 November 2022 (extending the maturity date of advances), 10 November 2022, 20 April 2023 (extending maturity date of advances), 12 October 2023 and 4 January 2024 (extending maturity date of advances) (together, the Agreement).

B.	The parties hereby agree to amend the Agreement by this deed to increase the Facility Limit to A$32 million.

OPERATIVE PROVISIONS

1. INTERPRETATION

1.1. Interpretation

In this Deed, headings are for convenience of reference only and do not affect interpretation.

2. VARIATION OF AGREEMENT

2.1. Variations

With effect on and from the date of this Deed, the Agreement is varied on the terms set out in Schedule 1 to this Deed.

2.2. Confirmation of Agreement

All provisions of the Agreement other than those varied by clause 2.1 remain unchanged and continue in full force.

2.3. Inconsistency

If there is any inconsistency between the provisions of this Deed and the provisions of the Agreement, then the provisions of this Deed prevail.

2.4. No adverse construction

This Deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

2.5. Successors and assigns

This Deed binds and benefits the parties and their respective successors and permitted assigns.

2.6. Entire Agreement

This Deed constitutes the entire agreement and understanding between the parties to this Deed and supersedes all prior and contemporaneous negotiations and understandings between the parties whether oral or written, expressed or implied.

2.7. No assignment

A party cannot assign or otherwise transfer the benefit of this Deed without the prior written consent of each other party.

2.8. No variation

This Deed cannot be amended or varied except in writing signed by the parties.

2.9. Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Deed.

2.10. Governing law and jurisdiction

This Deed is governed by and must be construed in accordance with the laws in force in the State of Victoria. The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

2.11. Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

EXECUTED AS A DEED

EXECUTED by OPENMARKETS GROUP PTY LTD ACN 660 155 000 in accordance with the Corporations Act 2001 by being signed by the following officers:

/s/ Naseema Sparks AM	/s/ Nicholas Hornstein
Signature of director	Signature of company secretary

Naseema Sparks AM	Nicholas Hornstein
Name of director (please print)	Name of company secretary (please print)

EXECUTED by ENHANCED INVESTMENTS PTY LTD ACN 639 583 930 in accordance with the Corporations Act 2001 by being signed by the following officers:

/s/ Julius Wei	/s/ Eric Gao
Signature of director	Signature of authorised person

Julius Wei	Eric Gao
Name of director (please print)	Name of authorised person (please print)

Schedule 1 - Variations to the Agreement

1.	Schedule 1, Item 1 of the Agreement be deleted and replaced entirely with the following:

Schedule 1 – Key Details

Key Details
Item 1	Facility Limit	$32 million including all capitalised interest and fees accrued in accordance with this document.